EXHIBIT 99.2

DATA STORAGE CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

FOR THE SIX MONTHS ENDED JUNE 30, 2025

	Six Months Ended June 30,
	2025	2025		2025
	Consolidated (Unaudited)	Adjustments (Unaudited)		Pro forma (Unaudited)

ASSETS
Current Assets:
Cash and cash equivalents	$611,323	34,731,427	(2),(4)	$35,342,750
Accounts receivable (less provision for credit losses of $16,305 and $31,472 in 2025 and 2024, respectively)	1,727,111	(1,635,350)	(1)	91,761
Marketable securities	10,510,179	—		10,510,179
Escrow receivable	—	1,500,000	(4)	1,500,000
Prepaid expenses and other current assets	1,913,094	(918,060)	(1)	995,034
	14,761,707	33,678,017		48,439,724

Property and Equipment:
Property and equipment	10,078,502	(10,068,289)	(1)	10,213
Less—Accumulated depreciation	(6,740,363)	6,736,287	(1)	(4,076)
Net Property and Equipment	3,338,139	(3,332,002)		6,137

Other Assets:
Goodwill	4,238,671	(4,238,671)	(1)	—
Operating lease right-of-use assets	525,416	(525,416)	(1)	—
Other assets	263,778	(48,272)	(1)	215,506
Intangible assets, net	1,293,435	(1,293,435)	(1)	—
Total Other Assets	6,321,300	(6,105,794)		215,506

Total Assets	$24,421,146	24,240,221		$48,661,367

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$2,349,999	(390,170)	(1)	1,959,829
Income taxes payable	0	9,500,000	(3)	9,500,000
Deferred revenue	227,204	(227,204)	(1)	—
Operating lease liabilities short term	105,750	(105,750)	(1)	—
Total Current Liabilities	2,682,953	8,776,876		11,459,829

Operating lease liabilities	468,432	(468,432)	(1)	—
Deferred tax liability	39,031	—		39,031
Total Long-Term Liabilities	507,463	(468,432)		39,031

Total Liabilities	3,190,416	8,308,444		11,498,860

Stockholders’ Equity:
Preferred stock, par value $.001; 10,000,000 shares authorized; 1,401,786 designated as Series A Preferred Stock, par value $.001; 0 shares issued and outstanding at March 31,2025 and December 31, 2024	—	—		—
Common stock, par value $.001; 250,000,000 shares authorized; 7,123,227 and 7,045,108 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	7,231	0		7,231
Additional paid in capital	41,094,738	0		41,094,738
Accumulated deficit	(19,691,560)	15,867,762	(1),(2),(3)	(3,823,798)
Accumulated other comprehensive income (loss)	64,015	64,015	(1)	128,030
Total Data Storage Corp Stockholders’ Equity	21,474,424	15,931,777		37,406,201
Non-controlling interest in consolidated subsidiary	(243,694)	—		(243,694)
Total Stockholder’s Equity	21,230,730	15,931,777		37,162,507
Total Liabilities and Stockholders’ Equity	$24,421,146	$24,240,221		$48,661,367

DATA STORAGE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2025

	Six Months Ended June 30,
	2025	2025		2025
	Consolidated (Unaudited)	Adjustments (Unaudited)		Pro forma (Unaudited)

Sales	$13,230,678	$(12,586,528	)(5)	$644,150

Cost of sales	7,834,028	(7,472,291	)(5)	361,737

Gross Profit	5,396,650	(5,114,237)		282,413

Selling, general and administrative	6,284,826	(4,338,967	)(5)	1,945,859

Income/(Loss) from Operations	(888,176)	(775,270)		(1,663,446)

Other Income (Expense)
Interest income	224,173	—		224,173
Interest expense	(18,245)	18,245	(5)	—
Other Expense	(23,327)	23,327		—
Total Other Income (Expense)	182,601	41,572		224,173

Income (Loss) before provision for income taxes	(705,575)	(733,698)		(1,439,273)

Provision for income taxes	—	—		—

Net Income (Loss)	(705,575)	(733,698)		(1,439,273)

Loss in Non-controlling interest of consolidated subsidiary	(3,396)	—		(3,396)

Net Income (Loss) attributable to Data Storage Corp	(708,971)	(733,698)		(1,442,669)

Preferred Stock Dividends	—	—		—

Net Income (Loss) Attributable to Common Stockholders	$(708,971)	$(733,698)		$(1,442,669)

Earnings per Share – Basic	$(0.10)	$(0.10)		$(0.20)
Earning pers Share – Diluted	$(0.10)	$(0.10)		$(0.20)
Weighted Average Number of Shares - Basic	7,119,102	7,119,102		7,119,102
Weighted Average Number of Shares - Diluted	7,119,102	7,119,102		7,119,102

DATA STORAGE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2024

	Twelve Months Ended December 31,
	2024	2024		2024
	Consolidated (Audited)	Adjustments (Unaudited)		Pro forma (Unaudited)

Sales	$25,371,303	$(24,152,056	)(5)	$1,219,247

Cost of sales	14,267,936	(13,575,937	)(5)	691,999

Gross Profit	11,103,367	(10,576,119)		527,248

Impairment of intangible assets	—	—		—
Selling, general and administrative	11,023,476	(7,183,109	)(5)	3,840,368

Income/(Loss) from Operations	79,891	(3,393,010)		(3,313,119)

Other Income (Expense)
Interest income	592,819	—		592,819
Interest expense	(119,008)	119,008	(5)	—
Loss on disposal of equipment	(1,599)	1,599	(5)	—
Total Other Income (Expense)	472,212	120,607		592,819

Income (Loss) before provision for income taxes	552,103	(3,272,403)		(2,720,300)

Provision for income taxes	(39,031)	—		(39,031)

Net Income (Loss)	513,072	(3,272,403)		(2,759,331)

Loss in Non-controlling interest of consolidated subsidiary	10,142	—		10,142

Net Income (Loss) attributable to Data Storage Corp	523,214	(3,272,403)		(2,749,189)

Preferred Stock Dividends	—	—		—

Net Income (Loss) Attributable to Common Stockholders	$523,214	$(3,272,403)		$(2,749,189)

Earnings per Share – Basic	$0.08	$(0.47)		$(0.40)
Earning pers Share – Diluted	$0.07	$(0.45)		$(0.37)
Weighted Average Number of Shares - Basic	6,931,399	6,931,399		6,931,399
Weighted Average Number of Shares - Diluted	7,347,779	7,347,779		7,347,779

DATA STORAGE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2023

	Twelve Months Ended December 31,
	2023	2023		2023
	Consolidated (Audited)	Adjustments (Unaudited)		Pro forma (Unaudited)

Sales	$24,959,576	$(23,862,649	)(5)	$1,096,927

Cost of sales	15,383,251	(14,749,837	)(5)	633,413

Gross Profit	9,576,325	(9,112,812)		463,513

Impairment of intangible assets	—	—		—
Selling, general and administrative	9,744,736	(6,412,431	)(5)	3,332,306

Income/(Loss) from Operations	(168,411)	(2,700,381)		(2,868,792)

Other Income (Expense)
Interest income	542,229	—		542,229
Interest expense	(74,502)	74,502	(5)	—
Gain on contingent liability	—	—		—
Total Other Income (Expense)	467,727	74,502		542,229

Income (Loss) before provision for income taxes	299,316	(2,625,879)		(2,326,563)

Provision for income taxes	—	—		—

Net Income (Loss)	299,316	(2,625,879)		(2,326,563)

Loss in Non-controlling interest of consolidated subsidiary	82,259	—		82,259

Net Income (Loss) attributable to Data Storage Corp	381,575	(2,625,879)		(2,244,304)

Preferred Stock Dividends	—	—		—

Net Income (Loss) Attributable to Common Stockholders	$381,575	$(2,625,879)		$(2,244,304)

Earnings per Share – Basic	$0.06	$(0.38)		$(0.33)
Earning pers Share – Diluted	$0.05	$(0.38)		$(0.33)
Weighted Average Number of Shares - Basic	6,841,094	6,841,094		6,841,094
Weighted Average Number of Shares - Diluted	7,215,069	6,841,094		6,841,094

NOTES TO THE PRO FORMA CONSOLIDATED COMBINED FINANCIAL INFORMATION

(1) Removal of Disposed Business: Reflects the removal of the historical assets and liabilities of the Business as of June 30, 2025.

(2) Cash Proceeds and Gain on Sale: Reflects the estimated cash proceeds, net of estimated selling expenses, the contractual repurchase of outstanding warrants and the calculation of the gain on the sale.

(3) Income tax impact: Record the expected income tax payable from the gain on sale of the CloudFirst Business. As the Company has significant net operating loss carryforwards (NOLs) the pro forma adjustment to the balance sheet reflects their use.

(4) Escrow: $1.5 million released to the Company six months post-closing.

(5) Removal of Disposed Business Operations: Reflects the removal of the historical revenues and expenses of the CloudFirst Business.